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                                                                  Exhibit 99.b.5
                         INVESTMENT ADVISORY AGREEMENT
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     AGREEMENT made this 3rd day of June, 1997 by and between FOCUS TRUST, INC.
(the "Corporation"), a Maryland corporation and FOCUS CAPITAL ADVISORY, L.P.
(the "Adviser"), a Pennsylvania limited partnership.

     1.   DUTIES OF ADVISER.  The Corporation hereby appoints the Adviser to act
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as investment adviser to FOCUS TRUST, INC. for the period and on such terms set
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forth in this Agreement.  The Corporation employs the Adviser to manage the investment and reinvestment of the assets of the Corporation, to determine in it discretion the assets to be held uninvested, to provide the Corporation with records concerning the Adviser's activities which the Corporation is required to maintain, and to render regular reports to the Corporation's officers and Board of Directors concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Corporation, and in compliance with the objectives, policies and limitations set forth in the Corporation's Prospectus and Statement of Additional Information then in effect. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings, equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     2.   PORTFOLIO TRANSACTIONS.  The Adviser shall provide the Corporation
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with a trading department.  The Adviser shall select the brokers or dealers that will execute the purchases and sales of securities for the Corporation and is directed to use its best efforts to ensure that the best available price and most favorable execution of securities transactions for the Corporation are obtained. The Corporation will bear all expenses associated with its investment activities, including, without limitation, brokerage commissions and custody expenses. Subject to policies established by the Board of Directors of the Corporation and communicated to the Adviser, it is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Corporation or in respect of the Corporation, or be in breach of any obligation owing to the Corporation or in respect of the Corporation under this Agreement, or otherwise, solely by reason of its having caused the

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Corporation to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Corporation in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Adviser's overall responsibilities with respect to the accounts, including the Corporation, as to which it exercises investment discretion. The Adviser will communicate on a quarterly to the officers and directors of the Corporation such information relating to Corporation transactions as they may reasonably request.

     3.   COMPENSATION OF THE ADVISER.  For the services to be rendered by the
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Adviser as provided in Section 1 and 2 of this Agreement, the Corporation shall pay to the Adviser within five business days after the end of each calendar month, a monthly fee of one twelfth of 0.70% of the Corporation's average daily net assets for the month. The net asset value shall be calculated in the manner as provided in the Corporation's Prospectus and Statement of Additional Information then in effect.

     In the event of termination of this Agreement, the fee provided in this
Section 3 shall be paid on a pro rate basis, based on the number of days when this Agreement was in effect.

     4.   REPORTS.  The Corporation and the Adviser agree to furnish to each
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other such information regarding their operations with regard to their affairs as each may reasonably request.

     5.   STATUS OF ADVISER.  The services of the Adviser to the Corporation are
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not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby.

     6.   LIABILITY OF ADVISER.  In the absence of willful misfeasance, bad
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faith, gross negligence or reckless disregard by the Adviser of its obligations and duties hereunder, the Adviser shall not be subject to any liability whatsoever to the Corporation, or to any shareholder of the Corporation, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Corporation.

     7.   DURATION AND TERMINATION.  This Agreement shall become effective on
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the

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date which the U.S. Securities and Exchange Commission declares effective, the Corporation's registration statement provided that first it is approved by the Board of Directors of the Corporation, including a majority of those directors who are not parties to this Agreement or interested persons of any party hereto, in the manner provided in section 15(c) of the Investment Company Act of 1940, and by the holders of a majority of the outstanding voting securities of the Corporation; and shall continue in effect for two years. Thereafter, this Agreement may continue in effect only if such continuance is approved at least annually by: (i) the Corporation's Board of Directors or, (ii) by the vote of a majority of the outstanding voting securities of the Corporation; and in either event by a vote of a majority of those directors of the Corporation who are not parties to this Agreement or interested persons of any such party in the manner provided in section 15(c) of the Investment Company Act of 1940. This Agreement may be terminated by the Corporation at any time, without the payment of any penalty, by the Board of Directors of the Corporation or by vote of the holders of a majority of the outstanding voting securities of the Corporation on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Corporation. This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

     As used in this Section 8, the terms "assignment" "interested person", and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act and Rule 18f-2 thereunder.

     8.   NAME OF ADVISER.  The parties agree that the Adviser has a proprietary
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interest in the name "Focus Trust, Inc." and the Corporation agrees to promptly take such action as may be necessary to delete from its corporate name and/or the name of the Corporation any reference to the name of the Adviser on the name "Focus Trust, Inc." promptly after receipt from the Adviser of a written request therefore.

     9.   SEVERABILITY.  If any provisions of this Agreement shall be held or
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made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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     10.  GOVERNING LAW.  This agreement shall be governed by and construed and
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interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date hereinabove set forth.

ATTEST:                                FOCUS TRUST, INC.


________________________________       __________________________________
                     , Secretary       Robert G. Hagstrom, Jr., President



ATTEST:                                FOCUS CAPITAL ADVISORY, L.P.



________________________________       _________________________________________
                     , Secretary       Robert G. Hagstrom, Jr., General Partner





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